EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Graham Smith – Chief Financial Officer Advent Software, Inc. 301 Brannan Street San Francisco, CA 94107 (415) 543-7696

ADVENT SOFTWARE REPORTS THIRD QUARTER RESULTS

San Francisco, CA, Thursday, October 23, 2003—Advent Software, Inc. (Nasdaq: ADVS) today announced revenue for the third quarter ended September 30, 2003 of $34.5 million, compared with $35.1 million in the same quarter last year. Net loss for the quarter was $5.4 million or $0.17 cents per share, compared with a net loss of $8.3 million or $0.25 cents per share in the same quarter of last year. Net loss for the third quarter of 2003 includes an impairment loss of approximately $900,000 and restructuring charges of approximately $400,000.

“Advent’s priorities continue to be to scale the business to appropriate expense levels, to return to profitability and to focus on the core businesses that made this company a market leader. We have built and executed specific plans against each of those priority areas and I believe we are making excellent progress,” said Stephanie DiMarco, Chairman and CEO of Advent.

GENEVA ADDS MAJOR INSTITUTIONS TO CLIENT LIST

Geneva continues to build momentum and gain recognition as a premier technology platform for global firms. Geneva serves the needs of the prime broker, hedge fund, fund administrator, global asset manager and mutual fund markets, and in the third quarter Advent signed Geneva agreements with firms in three of these five markets.

One of these firms is D.E. Shaw & Co., L.P., a specialized investment and technology development firm with more than $5 billion in aggregate capital which will use Geneva for its portfolio accounting, general ledger, and management reporting functionality.

And Rothstein Kass & Company, P.C.’s affiliated fund administration firm, RK Consulting, LLC, licensed Geneva to provide portfolio accounting services and facilitate domestic tax accounting requirements for its clients. Through its relationship with RK Consulting, LLC, Advent is expanding its tax compliance capabilities to include wash sale tax treatment functionality in Geneva.

“With close to 30 customers now successfully using Geneva around the world, the solution is widely perceived as a highly reliable, high quality and low risk solution for institutional customers. And Geneva’s depth of alternative investment functionality makes it a particularly attractive solution to large financial institutions who are increasingly focusing on this space,” said DiMarco.

ADVENT WINS NEW CLIENTS IN BANKING AND ASSET MANAGEMENT MARKETS

During the quarter, Advent’s products and services were selected by Fifth Third Bank’s Investment Division, a unit that oversees the management of more than $32 billion for private, institutional, and mutual fund clients. The bank recently merged several of its disparate asset management businesses to create a single entity, which required a technology platform delivering front-end investment management tools for its fund managers and traders.

Hibernia National Bank, a New Orleans-based bank with approximately $3.9 billion in assets, managing fixed income, equities, mutual funds and separately managed accounts, also selected Advent in the third quarter.

“What really impressed us was Advent’s first-class services organization. The experience, knowledge and methodology of the Advent Services team left us with confidence and the peace of mind that this project will be a success,” said Richard Chauvin, Hibernia’s Chief Investment Officer.

ADVENT CELEBRATES 20TH ANNIVERSARY, HOLDS ANNUAL CONFERENCE

Advent celebrated its 20th anniversary at its annual Solutions Conference in New York City in September, where it hosted nearly 1,000 clients, prospects and partners for the three-day industry event. Arthur Levitt, former Chairman of the Securities and Exchange Committee, was the keynote speaker at this year’s conference.

GUIDANCE

Advent projects fourth quarter total revenues to be approximately flat with the third quarter, and total expenses, excluding amortization of intangibles and restructuring costs, to be approximately $36 million.

ADVENT THIRD QUARTER CONFERENCE CALL

Advent will be hosting its third quarter conference call at 5:00 p.m. Eastern time today, October 23, 2003. To participate via phone, please dial 973-582-2737. If you are unable to listen to the call at this time, a replay will be available through October 30, 2003, by calling 973-341-3080, pass code 4230340. Today’s conference call will also be web-cast live, then archived on www.advent.com on the Investor Relations page through the ‘Presentations’ link.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com) has been providing trusted solutions to the world’s leading financial professionals since 1983. Firms in 55 countries use Advent technology to manage investments totaling more than US $8 trillion. Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.

The forward looking statements included in this press release, including fourth quarter guidance, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties. These risks and uncertainties include potential fluctuations in results and future growth rates, the successful development and market acceptance of new products and product enhancements, continued uncertainties and fluctuations in the financial markets, challenges assimilating acquired entities, and other risks detailed from time to time in the company’s SEC reports, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Advent Software’s Investor Relations department at 415-645-1243, or Advent’s Investor Relations website at http://www.advent.com/. Actual results may differ materially.

-FINANCIAL HIGHLIGHTS TO FOLLOW-

ADVENT SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	Unaudited		Unaudited
Revenues:
License and development fees	$7,119	$7,246	$20,331	$38,533
Maintenance and other recurring	21,847	20,744	64,141	61,751
Professional services and other	5,518	7,120	15,814	22,891

Net revenues	34,484	35,110	100,286	123,175

Cost of revenues:
License and development fees	669	439	1,926	1,315
Maintenance and other recurring	7,087	6,540	22,128	18,034
Professional services and other	4,429	4,491	12,976	13,646

Total cost of revenues	12,185	11,470	37,030	32,995

Gross margin	22,299	23,640	63,256	90,180

Operating expenses:
Sales and marketing	11,403	14,127	34,121	42,295
Product development	8,006	10,483	27,065	29,807
General and administrative	6,860	5,344	18,774	15,145
Amortization of intangibles	3,401	2,880	10,163	7,392
Purchased In-Process R&D	—	1,450	—	1,450
Restructuring & Impairment Loss	1,281	—	7,441	—

Total operating expenses	30,951	34,284	97,564	96,089

Loss from operations	(8,652)	(10,644)	(34,308)	(5,909)
Interest income and other expense, net	520	(1,786)	689	(8,055)

Loss before income taxes	(8,132)	(12,430)	(33,619)	(13,964)
Benefit from income taxes	(2,683)	(4,102)	(11,094)	(833)

Net loss	$(5,449)	$(8,328)	$(22,525)	$(13,131)

Net loss per share data:
Basic:
Net loss per share	$(0.17)	$(0.25)	$(0.70)	$(0.39)

Shares used in per share calculations	32,571	32,910	32,360	33,590

Diluted:
Net loss per share	$(0.17)	$(0.25)	$(0.70)	$(0.39)

Shares used in per share calculations	32,571	32,910	32,360	33,590

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003	December 31, 2002
	Unaudited
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$152,973	$173,829
Accounts receivable, net	17,006	20,218
Prepaid expenses and other	10,254	11,373
Income taxes receivable	1,639	6,289
Deferred income taxes	4,747	4,714

Total current assets	186,619	216,423
Fixed assets, net	26,649	28,001
Other assets, net	197,214	189,486

Total assets	$410,482	$433,910

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,709	$2,637
Accrued liabilities	17,849	14,704
Deferred revenues	33,378	31,918
Income taxes payable	7,328	5,817

Total current liabilities	60,264	55,076
Long-term liabilities	2,194	5,479

Total liabilities	62,458	60,555
Stockholders’ equity:
Common stock	327	329
Additional paid-in capital	296,855	302,649
Retained earnings	44,860	67,385
Cumulative other comprehensive income	5,982	2,992

Total stockholders’ equity	348,024	373,355

Total liabilities and stockholders’ equity	$410,482	$433,910